Contract no. 7/99
Dated November 8, 1999

For the construction of a sewage treatment and a collector for the waste at the Zabokliki rendering plant, near Siedlce, on lots no. 400/2 and 400/3,

between:

INTERNATIONAL ECO-WASTE SYSTEMS S.A. with an office at ul. Zloczowska12/3 in Warsaw, represented by:

1. Zbigniew Tragarz, President

2. Waldemar J. Dziak, Vice President

(the "IEWS")

and

"BUDOSAN CZUBASZEK" Przedsiebiorstwo Ogolnobudowlane with an office in Zabokliki 100, 08-110 Siedlce, represented by:

Kazimierz Czubaszek, the Owner

(the "Contractor")

1.

The Contractor shall perform the following works:

  Construction of sewage treatment systems on lots 400/3 and 400/2 in Zabokliki along the Siedlce-Korczew road for the purpose of the rendering plant, and construction of a pavement, in accordance with permit no. 291/99 issued by the Municipality of Siedlce;

  Restoration of a road access upon the completion of the construction;

  Carrying out tests of the collector;

  The Contractor shall submit to the IEWS complete design documentation of the construction works.

2.

The IEWS shall provide the Contractor with the following:

  all documentation required to carry out construction works;

  access to the construction site and storage facilities on lots no. 400/2 and 400/3 by November 10, 1999;

  surveying services.

3.

  Construction shall commence on November 10, 1999 and be completed by December 23, 1999.

  Detailed construction schedule is contained in attachment no. 1.

4.

  Contractual price is 1,213,412.00 zlotys.

  It is the Contractor's responsibility to provide at his own expense the equipment and additional materials necessary to carry out the construction works.

  30% down payment for the purchase of materials shall be paid by the IEWS to the Contractor within 7 days of signing the contract.

5.

  Partial payments shall be made based on invoices and reports of partial deliveries as per the construction schedule contained in attachment no. 1.

  Payments shall be deposited to the Contractor's bank account KB PBI S.A. SIEDLCE no. 15001663-1002496-121660006026 within 14 days of the receipt of documents described in paragraph 5.1.

6.

  The Contractor is responsible for the fire and construction site safety.

  The Contractor is responsible for the construction works carried out for the IEWS.

  It is the Contractor's responsibility to ensure that works are carried out in safe conditions and the construction site is properly secured.

  It is the Contractor's responsibility to ensure that the construction site is kept in good order; all items blocking access to the site, as well as unused materials, equipment, debris and garbage shall be removed from the site.

  Upon the completion of construction works, the Contractor shall clean up the construction site.

7.

  The IEWS shall take over the completed works within 7 days of the date the completion is reported by the Contractor.

  Partial and final take-over reports shall be prepared in 2 copies.

8.

  The IEWS appoints Mr. Slawomir Korporowicz the Inspection Supervisor.

  The Inspection Supervisor's duties are defined in the Construction Law and a separate agreement signed with the IEWS.

9.

  The Contractor appoints Mr. Kazimierz Czubaszek the Site Supervisor.
  The Site Supervisor's duties are defined in the Construction Law.

10.

  Contractor guaranties that the completed construction works are free of defects.

  The guarantee period is 3 years from the date the completed works are taken over by the IEWS, as per paragraph 7.

11.

  In case of default of this contract, the parties agree on extra charges, as follows:

    the Contractor shall pay 0.2% of the contractual price described in paragraph 4 for each day of delay in completing the construction works and, each day of delay in remedying defects that appear during the guarantee period the Contractor shall undertake to remedy defects within 20 days of being notified of those defects by the IEWS in the event that the IEWS terminates the contract by reasons of the Contractor, the Contractor shall pay 10% of the contractual price described in paragraph 4 in the event that the Contractor terminates the contract by reasons of the IEWS, point c) applies the Contractor shall pay 10% of the contractual price described in paragraph 4 in the events that:

      the Contractor fails to perform the construction works as described in the contract;

      the Contractor fails to remedy defects.

12.

  Termination of the contract requires notification in writing.

  In the event that the date of termination of the contract has been settled, the Contractor shall:

    prepare a detailed inventory report of construction works in progress;

    secure the construction works at the expense of the party who terminates the contract;

    prepare inventory of construction materials and equipment that could be used for projects other than those described in this contract (if termination of the contract occurs by reasons beyond the control of the Contractor);

    clean up the construction site within 30 days from the date the construction works have been taken over by the IEWS.

      In the event that the contract is terminated, the IEWS shall:

        take over the construction works from the Contractor and pay for the works completed to the date of termination of the contract;

        reimburse the Contractor for the expenses incurred in connection with preparation of the construction site and connecting it to the power and water lines.

  Termination of the contract:

    The IEWS can terminate the contract in the event that:

      there are reasons that could not have been predicted at the time of entering into the contract why carrying out the contract would not be in the best public interest;

      the Contractor is declared bankrupt;

      the Contractor fails to commence construction works on time without providing a reasonable explanation for the delay;

      the Contractor interrupts construction works for more than 3 days.

        The Contractor can terminate the contract in the event that:

    the IEWS fails to pay for the Contractor's work within 21 days from the dates described in this contract;

    the Contractor is notified that by reasons beyond the control of the IEWS, the IEWS will not be able to fulfill their obligations towards the Contractor.

13.

  In order to resolve any problems that may arise during implementation of this agreement, the parties shall first follow and exhaust the guarantee procedure.

  The claimant shall submit to the other party a written statement of claim.

  Upon receipt of such a statement, the party receiving that statement shall respond to it within 21 days of the date the claim is made.

  If the statement of claim is rejected or remains without a response, the Claimant can bring legal proceeding against the other party.

14.

  With respect to matters that are not covered by this contract, the provisions of the Civil Code shall prevail.

  Any changes to this contract shall be in writing.

  All unresolved problems resulting from carrying out this contract shall be submitted to a proper court in Warsaw.

  This contract contains the following attachments:

    A sewage collector and a pavement; offer and cost schedule - attachment no. 1

    Construction works schedule - attachment no. 2

    Detailed scope of construction works and cost schedule - attachment no. 3

The IEWS	The Contractor
[rectangular stamp with the following contents: International Eco-Waste System S.A., ul. Zloczowska 12, suite 3, 03-972 Warszawa, NIP 526-16-01-304]	rectangular stamp with the following contents: Przedsiebiorstwo Ogolnobudowlane "Budosan Czubaszek" 08-110 Sieddlce, Zaklad Zabokliki 100, tel./fax. (0-25)633-96-22. NIP 821 000-01-57]
rectangular stamp with the following contents: President of the Board of Directors, Zbigniew Tragarz] /s/ signed [signature]	rectangular stamp with the following contents: Director, Kazimierz Czubaszek] /s/ signed [signature]
rectangular stamp with the following contents: Vice President of the Board of Directors, dr Waldemar Dziak] /s/ signed [signature]

This document is a fair and accurate translation of the original Polish document.